                                                                EXHIBIT h(36)(b)

                                 AMENDMENT NO. 1
                                     TO THE
                             PARTICIPATION AGREEMENT
                                  BY AND AMONG
                          AIM VARIABLE INSURANCE FUNDS
                             AIM DISTRIBUTORS, INC.
                         HARTFORD LIFE INSURANCE COMPANY
                  ON BEHALF OF ITSELF AND ITS SEPARATE ACCOUNTS
                                       AND
                 HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

         WHEREAS, AIM Variable Insurance Funds ("AVIF"), A I M Distributors, Inc. ("AIM"), Hartford Life Insurance Company ("LIFE COMPANY"), and Hartford Securities Distribution Company, Inc. ("UNDERWRITER") (collectively, the "Parties") have previously entered into a Participation Agreement dated July 2, 1998 (the "Agreement");

         WHEREAS, AVIF was reorganized from a Maryland corporation into a Delaware business trust on May 1, 2000, resulting in a technical change of control of AVIF and thus an assignment of the Agreement;

         WHEREAS, the Parties to the Agreement desired to consent to such assignment and amended the Agreement by letter dated April 27, 2000, and effective as of May 1, 2000, to give their consent to such assignment;

         WHEREAS, certain Contracts issued by LIFE COMPANY have as their principal underwriter Hartford Equity Sales Company, Inc. rather than Hartford Securities Distribution Company, Inc. and the parties to the Agreement desire to make Hartford Equity Sales Company, Inc. a Party to the Agreement;

         WHEREAS, each of the parties hereto intends and has intended both registered and unregistered Accounts of the Company to be able to invest in shares of the Fund, including those Accounts exempt from registration under the Investment Company Act of 1940 (the "1940 Act") pursuant to Sections 3(c)(1), 3(c)(7) or 3(c)(11) thereof;

         WHEREAS, each of the parties hereto desires to expand the number of Accounts of LIFE COMPANY that invest in shares of AVIF and to clarify those Accounts that are and have been covered by the Agreement;

         WHEREAS, each of the parties hereto desires to expand the number of Funds of AVIF that the Accounts may invest in and to clarify those Funds that are and have been covered by the Agreement; and

         WHEREAS, each of the parties hereto desires to amend the Agreement to comply with the privacy provisions of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder and to make further revisions as appropriate;

         NOW, THEREFORE, AVIF, AIM, LIFE COMPANY, and UNDERWRITER hereby agree to amend the Agreement as follows:

1. The term "UNDERWRITER" as used in the Agreement, and any and all amendments thereto, shall mean Hartford Securities Distribution Company, Inc. and Hartford Equity Sales Company, Inc.

2.       Section 4.2(a) is hereby amended as follows:

                  (a) AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, including the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

3.       Section 4.3(a) is hereby amended as follows:

                  (a) LIFE COMPANY and UNDERWRITER represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act,
         (ii) the Contracts will be duly authorized for issuance in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus, statement of additional information ("SAI"), and other documents pursuant to which Contracts are offered, and any amendments or supplements thereto (collectively, the "Account Prospectus") will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

4.       Section 4.3(f) is hereby added as follows:

         4.3(f) For its unregistered Accounts that are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, LIFE COMPANY represents and agrees that:

                  (i) UNDERWRITER is the principal underwriter for each such unregistered Account and its Subaccounts and is a registered broker-dealer under the 1934 Act;

                  (ii) the Shares of the Funds of AVIF are and will continue to be the only investment securities held by the corresponding Subaccounts of the Account; and

                  (iii) with regard to each Fund, LIFE COMPANY, on behalf of the corresponding Subaccount, will:

                           (a) vote such Shares held by it in the same proportion as the vote of all other holders of such Shares; and

                           (b) refrain from substituting Shares of another security for such Shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.

5.       Sections 4.5(a) and (b) are hereby amended as follows:

                  (a) LIFE COMPANY upon written request of AVIF will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, private placement memoranda or other disclosure documents (collectively, "Disclosure Documents"), as well as any reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

                  (b) LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least ten (10) Business Days prior to its use (first use for "standardized material" as defined hereafter, unless more frequent review is specifically requested by AVIF or its designated agent or unless such material is amended in any respect other than to provide updated performance figures or dates) or such shorter period as the Parties hereto may, from time to time, agree upon. For purposes of this paragraph, "standardized material" shall include material that is identical in format and content to material that AVIF or its designated agent has reviewed and approved pursuant to this paragraph with the exception of updated dates and performance figures. LIFE COMPANY agrees to bear all responsibility and liability for any error in any standardized material (e.g., transposition of numbers) to the extent any information contained therein does not conform to the information provided to LIFE COMPANY by AIM or the Fund. No such material (including the initial approval of standardized material) shall be used if AVIF or its designated agent reasonably objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

         AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

6.       Sections 4.6(a), (b) and (c) are hereby amended as follows:

                  (a) AVIF upon written request of LIFE COMPANY will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, AVIF Disclosure Documents, as well as any reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund.

                  (b) AVIF will provide to LIFE COMPANY camera ready copy of all AVIF Prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF Prospectuses (to the extent that AIM is responsible for printing and LIFE COMPANY has not requested camera ready copy), SAI, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants").

                  (c) AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least ten (10) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

7.       Section 6.1(b) is hereby amended as follows:

                  (b) at the option of AVIF upon completion of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY's obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

8. Section 6.5 is hereby amended to add the following as the last sentence in Section 6.5:

                  The parties agree that this Section 6.5 will not change or otherwise affect the obligations with respect to Existing Contracts set forth above in Section 6.3.

9.       Sections 12.1(a) and (b) are hereby amended as follows:

                  (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's Disclosure Documents, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF for use in any Account's Disclosure Documents, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

                  (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the unlawful conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control, in connection with the sale or distribution of the Contracts or Shares; or

                  (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

                  (iv) arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER.

                  (b) Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful malfeasance or negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties
         (i) under this Agreement, or (ii) to AVIF or AIM.

10.      Sections 12.2(a) and (c) are hereby amended as follows:

                  (a) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective Trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's Disclosure Documents, or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

                  (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's Disclosure Documents, or sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the unlawful conduct of AVIF, AIM or their affiliates or persons under its control, in connection with the sale or distribution of AVIF Shares; or

                  (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's Disclosure Documents, or sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

                  (iv) arise as a result of any failure by AVIF or AIM to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF or AIM in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF or AIM.

                  (c)      Neither AVIF nor AIM shall be liable under this
         Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful malfeasance or negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

11.      Section 18(a) is hereby added and Section 18 is redesignated as Section
         (b) - (d) as follows:

         (a) For purposes of this Agreement, "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. Each Party agrees to use and disclose Personal Information only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102). If any Party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

         (b) AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY's performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANY Protected Parties, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written consent; or (b) as required by law or judicial process.

         (c) LIFE COMPANY acknowledges that the identities of the customers of AVIF or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties or any other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process.

         (d) Each Party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12. The term "Account" as used in the Agreement, and as reflected in Schedule A to the Agreement, shall include Separate Account ICMG Series III-B.

13. LIFE COMPANY represents and warrants that Separate Account ICMG Series III-B is exempt from registration under the 1940 Act and that the Contracts funded thereby are exempt from registration under the Securities Act of 1933 (the "1933 Act").

14. Schedule A to the Agreement is hereby amended and replaced in its entirety by Schedule A attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed in its name and on its behalf by its duly authorized representative on this 29th day of April, 2002, to be effective as of November 1, 2000.

                                                AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Nancy L. Martin                     By: /s/ Carol F. Relihan
        -----------------------------              ----------------------------
Name:  Nancy L. Martin                          Name:  Carol F. Relihan
Title: Assistant Secretary                      Title: Senior Vice President

                                                A I M DISTRIBUTORS, INC.

Attest:  /s/ Nancy L. Martin                    By: /s/ Michael J. Cemo
        -----------------------------              ----------------------------
Name:  Nancy L. Martin                          Name:  Michael J. Cemo
Title: Assistant Secretary                      Title: President

                                                HARTFORD LIFE INSURANCE COMPANY,
                                                on behalf of itself and its
                                                separate accounts

Attest:  [ILLEGIBLE]                            By: /s/ Joseph F. Mahoney, Jr.
        -----------------------------              -----------------------------
Name:  [ILLEGIBLE]                              Name:  Joseph F. Mahoney, Jr.
Title: Product Filings Director                 Title: Vice President

                                                HARTFORD SECURITIES DISTRIBUTION
                                                COMPANY, INC.

Attest:  /s/ Debra Hampson                      By: /s/ George R. Jay
        -----------------------------              -----------------------------
Name:  Debra Hampson                            Name:  George R. Jay
Title: Counsel                                  Title: Controller

                                                HARTFORD EQUITY SALES COMPANY,
                                                INC.

Attest:  /s/ Debra Hampson                      By: /s/ George R. Jay
        -----------------------------              -----------------------------
Name:  Debra Hampson                            Name:  George R. Jay
Title: Counsel                                  Title: Controller

                                   SCHEDULE A

AVIF FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Diversified Income Fund
AIM V.I. Global Utilities Fund
AIM V.I. Growth Fund
AIM V.I. Growth and Income Fund
AIM V.I. High Yield Fund
AIM V.I. International Equity Fund
AIM V.I. Telecommunications and Technology Fund
AIM V.I. Value Fund

ACCOUNTS AND ASSOCIATED CONTRACTS

            Account                                                    Contract(s)
            -------                                                    -----------
Hartford Life Separate Account Two                            Nations Variable Annuity Contract

ICMG Series III-B                                             GVL-93